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Invest In The Future Of Transportation With A Crypto Solution

Relay Point is building the first of its kind use case for blockchain through the network effects of combining transportation, crypto, and marketing. At our heart we are a technology company built on the foundation of the $75 billion on demand transportation industry and are looking to expand on the functions of blockchain by unifying transportation and marketing. Check out our Executive Summary and Investor Presentation.

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Unit Price: $5.00, Minimum Investment: $1,500

View Offering Circular

This offering is speculative, illiquid, and involves a high degree of risk, including the possible loss of your entire investment.

OUR MISSION

The Relay Vision Is To Unify Transportation For Everyone

Relay is giving access to a variety of luxury transportation options, that intertwine business, promoters and consumer networks for safe arrivals to customers' specific experience. Crypto and Blockchain is a disruptive force in every facet of industry, jump on board as we disrupt the transportation and marketing industries. We are connecting crypto, transportation, and marketing through business-to-business, business-to-consumer, and business-to-business-to-consumer network. Uber and Lyft changed the passenger transportation industry. **Relay Point will revolutionize it!**



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Check Out
Executive Summary | Investor Presentation

Invest In Transportation, Crypto, And Marketing By Investing In One Company


relay

Relay Point aspires to create a multiverse centered around the gamification of transportation and marketing. This ecosystem should not only be available to users of this multiverse, but users and investors should have to opportunity to profit from it as well. Join us in our public offering of our public shares through our current **Regulation A+ offering.**

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Check Out
Executive Summary | Investor Presentation

HOW IT WORKS

The Relay Point Blockchain Solutions

- Driver Training Transparency
- Passenger Safety Transparency
- Extensive marketing integrations
- Pay Transparency
- Extensive Compliance



RELAY
TOKENIZED ECO-SYSTEM
BUSINESS
CUSTOMERS
DRIVERS
PROMOTERS
ON-BOARD VETTING
STATE AND FEDERAL COMPLIANCE • TEAM MANAGEMENT
REAL TIME ALERTS • PROMOTIONS • DIGITAL ACCOUNT
ELECTRONIC LOGGING DEVICE • RIDE ALERTS • DIGITAL ACCOUNTS
FLEET MANAGEMENT • STATE AND FEDERAL COMPLIANCE
IRS DOCUMENTATION • FLEET MANAGEMENT
DIRECT MARKETING • POINT OF SALE • PROCESSING
STABLE COIN
BUILT IN ESCROW
TRANSFER TO YOUR BANK
PRIME TRUST BANK

- Smart Contracts make approval, clearance, and payments faster and more efficient
- Tokenization puts all aspects of a contract on the ledger, increasing transparency
- Stablecoins create a single digital currency pegged to the US Dollar to allow currency-free transactions
- Gamification utilizing the tokenization of a rewards base multiverse of NFTs and tokens

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OUR PROCESS

The Relay Point Plan



Step .01

Relay Point mobile app launches to Las Vegas passenger for-hire drivers and transportation businesses.

Integrate AU Coin, a stablecoin for the for-hire transportation industry, into the Relay Point App.



Step .02

Launch Relay Management System, the web version of the app.

Extend Relay Point to include Relay's Affiliate Marketing Network.

Extend Relay Point to additional large cities with robust passenger for-hire ecosystems.



Step .03

Launch Relay Point for freight.

Extend Relay Point to for-hire transportation markets in smaller cities.

Blockchain fully integrated B2B, B2C and B2B2C platform

Relay Point Is As Important To Blockchain As Blockchain Is To Relay Point

The first blockchain application was **Bitcoin, launched in 2008**.

Since then, people have been waiting for the mass-use adoption of blockchain outside of the cryptocurrency arena. There has been some small progress, but now, 13 years after Bitcoin was born, there is still no mass use case for blockchain outside of crypto.





Relay Point is changing that. A successful application of blockchain to the highly regulated but poorly documented transportation industry it will be the use case that blockchain has been waiting for.

Investors have the opportunity to own a part of **Relay Point** before mass adoption of blockchain begins.

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OUR TEAM

Meet The People Who Make Relay Point Succeed



Stanley K Chomer

Chief Executive Officer

Stan is a serial entrepreneur. He started in real estate lending, but he was drawn to the transportation industry. There he created the first custom marketing coach in the world, earning interstate and intrastate approval from the Nevada and US Departments of Transportation. It was here where Stan realized how much help the for-hire transportation industry needs. Among his other innovations are the creation of one of the best-selling busses in Nevada. His transportation and experiences all led him to start to integrate digital technology with transportation and events. He helped conceptualize the idea and created an app that underlies much of the relay point technology.



Chad White

Chief Opperations Officer

Chad is a former Co-Founder of Monolith Global Partners and a DeFi Business Executive, that is coupling his deep understanding of financial markets with decentralized technology, with a specialization in blockchain. He Holds a Certificate in Cryptocurrency from the MIT Media Lab and a MS in Finance. As a visionary and leader in the digital asset, smart contract, and security token verticals, he is valued for his best practices around management, business development, organizational growth, corporate structuring, governance, and securities compliance within the FinTech space. Chad is well versed in corporate matters, operations, capital markets, corporate finance, deal structuring, and capitalization. Chad's blockchain and finance experience will help Relay Point incorporate all facets of blockchain technology.



Charles Durham

Chief Technology Officer

Charles is not just Relay Point's Chief Technology Officer, he is the CEO of Seisan Consulting. Seisan has created mobile solutions not just for the transportation industry but for giants like Verizon and Intel. Charles specialty is integration of people and technology – to him, a technology is only successful if people can use it easily and intuitively. He helped create the Relay Point app for both iOS and Android, and leads our technology efforts on back end functionality, database structure, services and security.



Ruben Espinoza Skull

Executive Creative Director

Ruben, known in the industry as "Ruben Skull," is a creative entrepreneur recognized with a Com Art Award and has worked with major automotive brands such as Nitto, Pioneer, and Mopar. As founder of The Hungry Creative Agency he has been creating online content for more than 20 years, with clients like the Los Angeles Lakers, World Star Hip Hop, Kim Kardashian, Funny or Die, and more. As Creative Director, he designed the front end user interface for the Relay Point app and brings much experience in no only refining the app, but marketing to service drivers and businesses.



Jimmy Bingham

Advisor

Jimmy has a long history in building businesses. He was on the executive team and a board member at 24-hour Fitness and LA Fitness. He has also been a founder in the fitness industry, and was among the top 1% of real estate agents in the world. He is a Certified Blockchain Professional and has been in blockchain since Bitcoin traded under &10,000. He has created a patented system for tokenizing real estate assets. Jimmy's experience will enable Relay Point to build the best blockchain technology in its history.



Kevin Lehtiniitty

Advisor

Kevin has been a technologist and entrepreneur since his teens and was named to Peter Theil's prestigious "20 under 20" community of long leaders. He is a co-founder of Banq, a wallet for crypto and NFT assets. Kevin is a national leader in bringing trust and legitimacy to blockchain and crypto and his experience will be crucial to Relay Point as it employs the largest ever legal use of both blockchain and cryptocurrency.

OUR PARTNERS

SEISAN

Seisan provides system support and IOS development for Relay Point and in conjunction with our Chief Technology Officer will enhance the functionality and usability of the Relay Point applications.

Prime Trust

Primetrust will act as custodian for AU Coin, Relay Point's exclusive stablecoin. Primetrust will also provide the databases for Relay Point's compliance products, including anti-money-laundering and know-your-customer requirements.

Begin Your Investment In The Future Of Blockchain

I welcome you to invest in **Relay Point**, an innovative network of transportation, businesses, promoters, and consumers with a blockchain and crypto spin.

We are built on the foundation of the **$75 billion** on demand transportation industry and are looking to expand on the functions of blockchain by unifying transportation and marketing

Check Out
Executive Summary | Investor Presentation


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Become An Investor

Unit Price: $5.00, Minimum Investment: $1,500

View Offering Circular

This offering is speculative, illiquid, and involves a high degree of risk, including the possible loss of your entire investment.

DEAL DETAILS

Legal Disclaimer

The offering will be made only by means of an offering circular. The offering circular has been filed with the Securities and Exchange Commission here. The SEC has qualified that offering statement on August 19, 2021, which means that Relay Management LLC may make sales of the securities as described by that offering statement. The SEC has not passed upon the merits of or given its approval to any securities offered or the terms of the offering or the accuracy or completeness of the information in that offering statement or other solicitation materials. The securities offered by Relay Management LLC are highly speculative and involve significant risks. You should only invest if you can afford to lose the entire amount of your investment. This investment could be illiquid for an indefinite period of time. No public market currently exists for the securities, and if a public market develops, it may not continue. You may obtain a copy of the Form 1-A offering circular that is part of the offering statement here. You should carefully examine the documents filed with the SEC before making any investment. This offering is made in reliance on Regulation A under the Securities Act of 1933. The securities offered are speculative, illiquid, and an investor could lose the entire investment. Investors should read the relevant Offering Circular and consider the risks therein before investing. Relay Management has a limited operating history, is operating at a loss, and if it does not obtain adequate capital funding or improve financial performance, it may not be able to continue as a going concern.

Forward-Looking Statements Disclaimer

The offering materials and other solicitation materials may contain forward-looking statements within the meaning of the federal securities laws and information relating to, among other things, Relay Management LLC, its business plan and strategy, and its industry. These forward-looking statements are based on the beliefs of, assumptions made by, and information currently available to Relay Management LLC and its management. The words "estimate," "project," "believe," "anticipate," "intend," "expect" or the negatives of these terms or other comparable terminology or expressions or statements regarding future periods are intended to identify forward-looking statements which constitute forward-looking statements. These forward-looking statements reflect management's current views with respect to future events and are subject to known and unknown risks and uncertainties and other important factors that could cause Relay Management LLC's actual results, performance or achievements, or industry results, to differ materially from any predictions of future results, performance or achievements that we express or imply in the offering materials and solicitation materials through forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Relay Management LLC does not undertake any obligation to revise or update these forward-looking statements after such date except as required by the federal securities laws.

Built in Las Vegas / 3651 Lindell Rd Suite D Las Vegas, NV 89103, USA / Main: (888) 412-4404 / info@relaypoint.io